UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2026
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Abacus Global Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-39403 (Commission File Number)	85-1210472 (I.R.S. Employer Identification Number)
2101 Park Center Drive, Suite 200
Orlando, Florida 32835
(800) 561-4148
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ABX	New York Stock Exchange
9.875% Fixed Rate Senior Notes due 2028	ABXL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Certain Officers

On April 17, 2026, William McCauley notified the Abacus Global Management, Inc. (the “Company”) of his decision to resign from his role as Chief Accounting Officer. Mr. McCauley will continue to serve as Chief Financial Officer, Chief Operating Officer, director and on the committees of which he is a member until his term expires. Mr. McCauley’s decision to resign from his role as Chief Accounting Officer is not a result of any disagreement with the Company, management or the Company Board on any matter relating to the Company’s operations, policies or practices.

Appointment of Certain Officers

On April 17 2026, the Company appointed Alexei Solomon, CPA, as Chief Accounting Officer and Treasurer. Mr. Solomon, age 46, brings over 20 years of accounting and finance experience to his role. He will be responsible for overseeing all aspects of the Company’s accounting function including accounting policy, financial and regulatory reporting, and risk control execution.

Mr. Solomon currently serves as the Director of SEC Reporting & Technical Accounting of the Company. Prior to joining the Company, Mr. Solomon served as Senior Manager of Accounting at Verizon from February 2019 to October 2023, and served as Associate Director of Corporate Accounting at Vistana Signature Experiences from August, 2016 to February 2019. Mr. Solomon is a licensed Certified Public Accountant and has over 10 years of accounting experience working with companies across the telecommunications, hospitality, and financial services sectors.

On April 17, 2026, the Company appointed Elena Plesco as Chief Investment Officer of the Company. Ms. Plesco, age 37, brings over 15 years of finance and investing experience to her role. For the last two years, Ms. Plesco served as the Chief Capital Officer of the Company. She previously served as Co-Head of Specialty Finance at KKR from January 2015 to April 2024. While at KKR, Ms. Plesco focused on originating, structuring, and managing multi-billion-dollar portfolios of asset-backed investments, including the joint venture between KKR and the Company. Ms. Plesco also served in the investment banking division of J.P. Morgan on a variety of mergers, acquisitions, and other advisory transactions from 2012 through 2015.

Samantha Butcher will continue to serve as President of Abacus Life Solutions. Ms. Butcher, age 43, has been with Abacus for over 20 years and brings specialized experience in the life insurance and life settlement industry to her role. She will be responsible for overseeing all aspects of the Company’s policy lifecycle, ensuring operational excellence from initial origination through final contracting and servicing. Throughout her tenure at Abacus, Ms. Butcher has been instrumental in scaling the Life Solutions segment.

No family relationship exists between Mr. Solomon, Ms. Plesco, Ms. Butcher (each a “Party” and collectively the “Parties”) and any of the Company’s directors or executive officers. There are no arrangements or understandings between the Parties and any other person pursuant to which the Parties were appointed as officers of the Company, nor are there any transactions to which the Company is or was a participant and in which the Parties had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the related press release, which the Company issued on April 21, 2026, is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release, dated April 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Abacus Global Management, Inc.
(Registrant)

Date: April 21, 2026	By:	/s/ Jay Jackson
	Name:	Jay Jackson
	Title:	Chief Executive Officer